SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  March 13, 1996


                         ALLEGHENY POWER SYSTEM, INC.
            (Exact name of registrant as specified in its charter)

         Maryland                 1-267               13-5531602
      (State or other         (Commission File        (IRS Employer
      jurisdiction of         Number)                 Identification
      incorporation)                                  Number)


                              12 East 49th Street
                           New York, New York  10017
                   (Address of principal executive offices)


Registrant's telephone number,
  including area code:                                (212)  752-2121

Item 5.   Other Events.


            In March 1996, Allegheny Power System, Inc. entered into change of control employment contracts with certain of its executive officers, certain executive officers of its electric utility subsidiaries, and certain of the Vice Presidents of Allegheny Power Service Corporation.

            On April 1, 1996, Champion Industries, Inc., North Branch Energy Inc., and Air Products and Chemicals, Inc., entities claiming involvement or potential involvement in the Burgettstown PURPA project, filed suit in federal court in the Western District of Pennsylvania against the Company, West Penn Power Company, and Allegheny Power Service Corporation alleging antitrust violations, unfair competition, and intentional interference with a contract. The lawsuit seeks recovery of lost profits and out-of-pocket costs as well as treble and punitive damages. This case is related to a suit filed on May 2, 1995, in federal court in the same district by Washington Power, LP, the developer of the Burgettstown PURPA project, against the same defendants alleging essentially the same causes of action.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


            (c)   Exhibits

                  10.1 Form of Employment Contract with Certain Executive Officers Under Age 55

                  10.2 Form of Employment Contract with Certain Executive Officers Over Age 55




                                  SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                ALLEGHENY POWER SYSTEM, INC.



Dated:  April 11, 1996                          By:    CAROL G. RUSS
                                                Name:  Carol G. Russ
                                                Title: Counsel

                                 Exhibit Index



Item No. 1        10.1  Form of Employment Contract with Certain Executive
                        Officers Under Age 55

                  10.2 Form of Employment Contract with Certain Executive Officers Over Age 55











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